Exhibit 5.1

K&L Gates LLP

599 Lexington Avenue

New York, NY 10016

(212) 536-3900

August 2, 2013

Lennar Corporation

700 Northwest 107th Avenue

Miami, FL 33172

Ladies and Gentlemen:

We have acted as counsel to Lennar Corporation, a Delaware corporation (the “Company”) in connection with the Registration Statement File No. 333-186492 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Act”), of up to $575,000,000 aggregate principal amount of the Company’s Series B 4.750% Senior Notes due 2022 (the “New Notes”) and the guarantees of the New Notes (the “Guarantees”) by wholly-owned subsidiaries of the Company (the “Guarantor Subsidiaries”), to be offered in exchange for like principal amounts of the Company’s outstanding Series A 4.750% Senior Notes due 2022 (the “Old Notes”), which were issued by the Company on October 23, 2012, February 4, 2013, and April 17, 2013, in transactions that were exempt from registration under the Act. The Old Notes were, and the New Notes will be, issued under an Indenture (the “Indenture”) dated as of October 23, 2012 among the Company, the Guarantor Subsidiaries and The Bank of New York Mellon Trust Company, N.A. as trustee (the “Trustee”).

For purposes of rendering our opinion, we have examined the Company’s Certificate of Incorporation, as amended, and Bylaws, resolutions adopted by the Board of Directors of the Company, the Indenture and the form of New Notes and we have made such other investigation and examined such other corporate records of the Company as we have deemed appropriate. For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Company are actually serving in the offices that have been identified to us, that the representations of officers and employees of the Company are correct as to matters of fact, and that each party to the documents we have examined or relied on (other than the Company) has the power, corporate or other, to enter into and perform all its obligations under them, and we also have assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by those parties of those documents, and the validity and binding effect of those documents on the parties to them other than the Company. We have not independently verified any of these assumptions.

Based upon and subject to the foregoing, and such examination of law as we have deemed appropriate, it is our opinion that when New Notes have been duly executed on behalf of the Company and authenticated by the Trustee in accordance with the terms of the Indenture, and have been issued in exchange for like principal amounts of Old Notes as described in the prospectus that forms a part of the Registration Statement, the New Notes will be legally issued and will constitute valid and binding obligations of the Company, except as may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, and by general principles of equity (whether applied by a court of law or equity).

The opinions set forth above are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the prospectus that forms a part of the Registration Statement under the caption “Legal Matters”. In giving our consent we do not by doing so admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Yours truly,

/s/ K&L Gates LLP

K&L Gates LLP